Exhibit 10.1
SWIFT TRANSPORTATION CO., INC.
2003 STOCK INCENTIVE PLAN
NON-STATUTORY STOCK OPTION AGREEMENT
     BY THIS STOCK OPTION AGREEMENT (“Agreement”) made and entered into this ______day of ___, ___(“Grant Date”), SWIFT TRANSPORTATION CO., INC., a Nevada corporation (the “Company”) and ___, a key employee of the Company (the “Optionee”) hereby state, confirm, represent, warrant and agree as follows:
I .
RECITALS
     1.1 The Company, through its Board of Directors (the “Board”), has determined that in order to attract and retain the best available personnel for positions of substantial responsibility to provide successful management of the Company’s business, it must offer a compensation package that provides key employees of the Company a chance to participate financially in the success of the Company by developing an equity interest in it.
     1.2 As part of the compensation package, the Company had adopted the Swift Transportation Co., Inc. 2003 Stock Incentive Plan (the “Plan”) effective as of May 22, 2003.
     1.3 Shareholders of the Company have adopted and approved the Plan on May 22, 2003 authorizing 5,000,000 shares for issuance.
     1.4 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company an option to purchase shares of common stock of the Company (“Common Stock” or “Shares”).
II .
AGREEMENTS
     2.1 Grant of Non-Statutory Stock Option. Subject to the terms and conditions hereinafter set forth and those provisions set forth and those contained in the Plan, the Company grants to the Optionee the right and option (the “Option”) to purchase from the Company all or any part of an aggregate number of ___(___) shares (such number being subject to adjustment as provided in Section 2.7 hereof and Article 11 of the Plan) of Common Stock authorized but unissued or, at the option of the Company, treasury stock if available (the “Optioned Shares”).
     2.2 Exercise of Option. Subject to the terms and conditions of this Agreement and those of the Plan, the Option may be exercised only by setting up an account and electronically signing this Agreement through the administrator, Etrade Financial.
     2.3 Purchase Price. The price to be paid for the Optioned Shares (the “Purchase Price”) shall be $___per share.

     2.4 Payment of Purchase Price. Payment of the Purchase Price may be made as follows:
     (a) In United States dollars in cash, or by check, promissory note or other property acceptable to the Company, or
     (b) At the discretion of the Board, through the delivery of shares of Common Stock held for longer than six (6) months with an aggregate “Fair Market Value” (as defined in the Plan) at the date of such delivery, equal to the Purchase Price, or
     (c) By a combination of both (a) and (b) above.
The Board shall determine acceptable methods for rendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate. At the election of the Optionee pursuant to Article 13 of the Plan, and subject to the acceptance of such election by the Board, to satisfy the Company’s withholding obligations, it may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the date of exercise equal to the Company’s aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee.
     2.5 Exercisability of Option. Subject to the provisions of Paragraph 2.6, and except as otherwise provided in Paragraph 2.8 the Option may be exercised by the Optionee while in the employ of Company which shall include any parent (“Parent”) or subsidiary (“Subsidiary”) corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), in whole or in part from time to time, but only in accordance with the following schedule:

Elapsed Number of Years	Cumulative Percentage of
After Grant Date Which Option May Be Exercised	Shares Subject to Options As To
1	20%
2	40%
3	60%
4	80%
5	100%
For purposes of the foregoing schedule, a year is measured from the Grant Date to the anniversary of the Grant Date and between anniversary dates thereof.
     2.6 Termination of Option. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:
     (a) The termination of the Optionee’s employment for “Cause” (as defined in the Plan);

     (b) Thirty (30) days after the termination of the Optionee’s employment other than for Cause, death or Disability (as defined in the Plan);
     (c) Termination of the Optionee’s employment on account of Disability before the Option lapses, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Optionee’s termination of employment on account of Disability. Upon the Optionee’s Disability, any Options exercisable at the Optionee’s Disability may be exercised by the Optionee’s legal representative or representatives;
     (d) One year after the Optionee’s death; or
     (e) Ten years from the Grant Date, except in the event of death.
     2.7 Adjustments. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.
     2.8 Change of Control. If a “Change of Control” (as defined in the Plan) occurs, options subject to this Agreement are converted, assumed, or replaced by a successor, and the Optionee’s employment with the Company is terminated without Cause within 18 months following the date of the Change of Control, all outstanding options subject to this Agreement shall become fully exercisable. If a Change of Control occurs and options subject to this Agreement are not converted, assumed, or replaced by a successor, all outstanding options subject to this Agreement shall become fully exercisable.
     2.9 Notices. Any notice to be given under the terms of the Agreement (“Notice”) shall be addressed to the Company in care of its secretary at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her at his or her then current residential address as appearing on the payroll records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.
     2.10 Transferability of Option. The Option shall not be transferable by the Optionee otherwise than by the will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.
     2.11 Optionee Not a Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor.

     2.12 Disputes or Disagreements. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.
     2.13 Right to Repurchase. In the event that:
     (a) Optionee voluntarily terminates employment with the Company or if Optionee’s employment is involuntarily terminated for nonperformance of duties and if Optionee subsequently becomes a sole proprietor, partner, stockholder, officer, director, employee, independent contractor or consultant of or to any business which is engaged in the contract or common carriage of goods; or
     (b) If Optionee’s employment is involuntarily terminated for Cause
(the “Triggering Event”), then the Board, at its discretion may elect to repurchase from Optionee Shares for which an Option was granted to and exercised by Optionee, for the Purchase Price paid by Optionee under Paragraph 2.3, if such Triggering Event occurs any time within five years after the Option for such Optioned Shares has been exercised by Optionee. The Company shall exercise its rights hereunder by written notification to the Optionee to be given within 180 days after the Board becomes aware of the Triggering Event.
     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

SWIFT TRANSPORTATION CO., INC., a
Nevada corporation

By

Its:	President”

“OPTIONEE”

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